EXHIBIT 99.1

PNM Resources 2nd Quarter Earnings Reduced by Plant Outages
2005 Guidance Increased by 10 Percent

2005 SECOND-QUARTER and YEAR-TO-DATE OVERVIEW

Consolidated Results - Including TNP Enterprises Acquisition

  Second quarter 2005 GAAP (generally accepted accounting principles) earnings of $0.02 per diluted share. Year-to-date GAAP earnings of $0.50 per diluted share.
  Ongoing earnings of $0.20 per diluted share, compared to $0.28 per diluted share during the same period in 2004. Year-to-date ongoing earnings per diluted share of $0.69, up from $0.68 in the first half of 2004.
  Power plant outages and increased power purchases lowered PNM's electric wholesale and retail results.
  TNP Enterprises was a strong contributor to earnings results.
  PNM Resources raises earnings guidance range about 10 percent, as the company expects 2005 ongoing earnings per share between $1.55 and $1.70.

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported second-quarter 2005 consolidated ongoing net earnings - excluding charges related to the TNP Enterprises acquisition and non-recurring charges - available for common stock of $12.6 million, or $0.20 per diluted share. In 2004, the company reported second-quarter earnings of $16.8 million, or $0.28 per diluted share. There were no non-recurring gains or charges during the period in 2004.

The company also reported consolidated quarterly GAAP earnings of $1.5 million, or $0.02 per diluted share, compared to $16.8 million, or $0.28 per diluted share, in 2004. GAAP-reported earnings for second quarter 2005 include $11.1 million of acquisition-related and other non-recurring charges.

"It was a quarter in which we experienced several outages across our generation fleet that weren't forecasted," said Jeff Sterba, PNM Resources president, chairman and CEO. "However, the addition of TNP Enterprises contributed to quarterly results and allows us to raise 2005 earnings guidance 10 percent despite a difficult second quarter in our Southwestern wholesale business."

ACQUISITION AND OTHER NON-RECURRING CHARGES

Costs associated with the acquisition and other non-recurring charges amounted to $11.1 million.

Reconciliation of 2nd quarter GAAP reported earnings to ongoing earnings per share

	Quarter Ended June 30,
	2005		2004
	Earnings	Diluted	Earnings	Diluted
	(in 000's)	EPS	(in 000's)	EPS
Net Earnings Available to Common	$1,541	$0.02	$16,849	$0.28

Adjustments for Acquisition and Other Non-
Recurring Charges (net of income tax effects):
Refinancing	4,195	0.08
Acquisition Integration Costs	2,773	0.04
Software Write-off	2,690	0.04
Regulatory Liability	1,399	0.02
Total Adjustments	11,057	0.18

Net Ongoing Earnings Available to Common	$12,598	$ 0.20	$16,849	$ 0.28
Diluted Shares - GAAP Earnings		66,489		61,159
Diluted Shares - On-Going Earnings (a)		63,610		61,159

Reconciliation of year-to-date GAAP reported earnings to ongoing earnings per share

	Year-to-Date June 30,
	2005		2004
	Earnings	Diluted	Earnings	Diluted
	(in 000's)	EPS	(in 000's)	EPS
Net Earnings Available to Common	$32,050	$ 0.50	$41,627	$ 0.68

Adjustments for Acquisition and Other
Non-Recurring Charges (net of income tax effects):
Refinancing	4,195	0.09
Acquisition Integration Costs	2,773	0.04
Software Write-off	2,690	0.04
Regulatory Liability	1,399	0.02
Total Adjustments	11,057	0.19

Net Ongoing Earnings Available to Common	$43,107	$ 0.69	$41,627	$ 0.68
Diluted Shares - GAAP Earnings		64,010		61,193
Diluted Shares - On-Going Earnings (a)		62,520		61,193

(a) Diluted shares used to calculated on-going earnings per share assume that the 3,910,000 shares of PNM Resources common stock issued March 30, 2005 as part of the TNP acquisition financing were issued on June 6, 2005, the closing date of the TNP acquisition.

UPDATED 2005 EARNINGS GUIDANCE

PNM Resources is updating its earnings guidance for 2005 to reflect the acquisition of TNP Enterprises and its subsidiaries, Texas-New Mexico Power and First Choice Power. The company estimates ongoing earnings, excluding acquisition-related and other non-recurring charges, will range between $1.55 and $1.70.

Earnings variability within the expected range will be affected by a number of factors, including:

  Power plant availability

  Weather

  Gas prices

  Customer growth and retention

  Acquisition synergies

 SECOND-QUARTER PERFORMANCE SUMMARY

 During the quarter, scheduled or forced outages, mainly at the PNM San Juan Generating Station and the Palo Verde Nuclear Generating Station, impacted GAAP and ongoing earnings by $0.10 per diluted share.  Also, PNM's purchased power costs were $0.06 per diluted share higher in 2005, making the total impact of the plant outages $0.16 per diluted share for the quarter.

Sterba said the string of plant outages during the quarter reduced the amount of electricity the company sold on the wholesale market and forced PNM Resources to purchase power at higher market prices to meet jurisdictional and wholesale needs.

The acquisition of TNP Enterprises, which was effective June 6 and provided 24 days of earnings and cash flows for the quarter, was a strong contributor to GAAP and ongoing earnings.

For the six months ended June 30, ongoing net earnings available for common stock totaled $43.1 million, or $0.69 per diluted share. In the first half of 2004, the company reported net earnings of $41.6 million, or $0.68 per diluted share.

 SEGMENT REPORTING

In conjunction with the TNP Enterprises acquisition, management changed its business segment reporting. As it currently operates, PNM Resources' principal business segments include regulated operations and non-regulated operations.  Summaries of segment highlights are:

 Regulated Operations

 PNM - a natural gas and vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

  Electric: PNM electric operations reported quarterly operating revenues of $138.8 million, a 2.7 percent increase over the same period in 2004. The increase in revenue resulted from a 2.2 percent increase in retail load growth, which was more than offset by a reduction in power plant availability and higher purchased power costs.
  Gas: PNM gas operations reported quarterly operating revenues of $82.4 million, a 1.9 percent increase over 2004. Customer growth increased 2.3 percent. However, lower off-system gas sales and transportation revenues decreased gross margin by $0.9 million.

Texas-New Mexico Power - a vertically integrated electric utility in New Mexico and a transmission-distribution company in Texas.

  Included in results, for the period of June 6-30 TNMP reported operating revenues of $19.2 million and gross margin of $12.5 million.

  For the full second quarter, TNMP reported operating revenues of $66.2 million, a 1.7 percent increase compared to 2004. Customer growth increased 1.6 percent. Cooler weather increased heating-degree days for the quarter, primarily in April when heating-degree days were 122, compared to 75 during the same period in 2004. In April 2005, administrative and general expenses decreased while other income increased because of higher carrying charges on stranded costs.

 Unregulated Operations

PNM Electric Wholesale - a business segment of PNM consisting of the generation and sale of electricity into the wholesale markets.

  Power plant performance resulted in lower sales volumes. As a result, operating revenues decreased to $142.3 million during the quarter, compared to $163.7 during the same period in 2004.  Total cost of energy decreased $13.3 million, from $136.4 million in 2004 to $123.1 million in 2005, as a result of lower generation due to plant outages.

 First Choice Power - a competitive retail electric provider in Texas.

  Included in results, for the period of June 6-30 First Choice Power reported operating revenues of $43.0 million and gross margin of $8.9 million.

  For the full second quarter, First Choice Power reported operating revenues of $121.5 million, a decrease of 10.9 percent from 2004. Gross margin decreased $1.7 million, to  $24.1 million from $25.8 million, largely due to the loss of price-to-beat customers and an increase in purchase-power costs, partially offset by an increase in competitive customers.  Margin declines were partially offset by reduced customer-related and administrative and general expenses, largely because of lower bad debt expense.

 OTHER RECENT SIGNIFICANT DEVELOPMENTS AFFECTING PNM RESOURCES:

  On July 19, the Board of Directors approved an 8 percent increase in the company's common stock dividend for an indicated annual rate of $0.80 per share. The move marked the third time the Board has voted to increase the dividend since February 2004.

  On July 13, Fitch Ratings upgraded the PNM's unsecured debt from BBB- to BBB and its preferred stock from BB- to BB+. TNMP's senior unsecured debt rating rose from BB to BBB. Fitch projected the rating outlook for all PNM Resources, PNM and TNMP debt securities as stable.

  On July 6, the Federal Energy Regulatory Commission dismissed PNM, PNM Resources' New Mexico utility subsidiary, from the partnership gaming investigation into alleged misconduct by power companies during the California energy crisis.

  In April, Standard & Poor's Rating Service assigned an "A-2" rating to PNM Resources' corporate credit and short-term debt. The rating was the first S&P evaluation of the company's commercial paper program.

 EARNINGS TELECONFERENCE SCHEDULED

 PNM Resources will host its second quarter 2005 earnings conference call on Wednesday, July 27, at 9 a.m. Eastern.  Speaking on the call will be Jeff Sterba, chairman, president and chief executive officer of PNM Resources and John Loyack, senior vice president and chief financial officer.

 Participants should call 1-800-659-2056 and enter code 50460837 after 8:45 Eastern on the morning of the call, which also will be broadcast live over the Internet at PNMResources.com.

PNM Resources also will post the presentation on its site for participants to use during the call.

The earnings call will be archived and available through Aug. 3, 2005. The call can be accessed by calling 1-888-286-8010 and entering code 41200182. A copy of the transcript will be posted on PNM Resources' website at PNMResources.com as soon as possible after the call.

Background: PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with consolidated operating revenues of $2.3 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 725,000 homes and businesses in New Mexico and Texas and natural gas to 471,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. PNM Resources and its subsidiaries also sell power on the wholesale market in the West.  For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash from TNP Enterprises, Inc. and its subsidiaries, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the acquisition, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding or the acquisition proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, interest rates, weather, water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

PNM RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$ 322,553	$ 289,389	$ 584,943	$ 550,636
Gas	82,384	80,886	247,670	256,760
Other	317	128	554	379
Total operating revenues	405,254	370,403	833,167	807,775

Operating Expenses:
Cost of energy sold	238,191	213,527	485,669	477,013
Administrative and general	52,448	42,575	93,496	82,949
Energy production costs	39,806	36,688	75,838	74,242
Depreciation and amortization	31,185	26,431	60,012	52,568
Transmission and distribution
costs	15,050	14,150	29,113	29,642
Taxes, other than income taxes	10,571	8,262	19,442	17,746
Income taxes	(1,203)	6,506	12,573	17,817
Total operating expenses	386,048	348,139	776,143	751,977
Operating income	19,206	22,264	57,024	55,798

Other Income and Deductions:
Interest Income	11,622	8,844	20,922	18,765
Other income	2,634	1,746	6,344	3,413
Carrying charges on regulatory
assets	525	-	525	-
Other deductions	(6,903)	(614)	(10,010)	(3,986)
Income tax expense	(2,512)	(3,190)	(6,011)	(6,186)
Net other income and deductions	5,366	6,786	11,770	12,006

Interest Charges	20,963	12,055	34,544	25,884

Preferred Stock Dividend
Requirements of Subsidiary	2,068	146	2,200	293

Net Earnings	$ 1,541	$ 16,849	$ 32,050	$ 41,627

Net Earnings per Common Share:

Basic	$ 0.02	$ 0.28	$ 0.51	$ 0.69

Diluted	$ 0.02	$ 0.28	$ 0.50	$ 0.68

Dividends Paid per Common
Share	$ 0.185	$ 0.16	$ 0.37	$ 0.31

The following table shows PNM electric revenues by customer class and average customers:

PNM Electric Retail Revenues

	Six Months Ended
	June 30,
	2005	2004	Variance
	(In thousands, except customers)
Residential	$104,058	$100,953	$3,105
Commercial	119,889	119,865	24
Industrial	30,543	30,260	283
Transmission	9,038	8,834	204
Other	9,435	9,653	(218)
	$272,963	$269,565	$3,398

Average customers	415,028	404,285	10,743

Company management has combined two segments previously reported separately, Transmission and Electric, to form one reportable segment, PNM Electric, as this combined segment represents an integral part of serving utility customers.  The prior year amounts have been restated to reflect this change for comparison purposes.  The average customers amounts reflect traditional electric customers only and do not include transmission customers.

The following table shows PNM electric sales by customer class:

PNM Electric Retail Sales

	Six Months Ended
	June 30,
	2005	2004	Variance
	(Megawatt hours)
Residential	1,260,512	1,223,309	37,203
Commercial	1,639,618	1,639,332	286
Industrial	633,488	629,308	4,180
Other	114,016	115,727	(1,711)
	3,647,634	3,607,676	39,958

The megawatt hours shown above reflect traditional electric revenues only; transmission does not have associated megawatt hours in a comparable fashion.

The following table shows TNMP electric revenues by customer class and average customers:

TNMP Electric Retail Revenues

	Six Months Ended June 30,
	Post-Acquisition	Pre-Acquisition
	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	2004	Variance
	(In thousands, except customers)
Residential	$ 8,664	$ 34,835	$ 43,499	$ 42,556	$ 943
General Services	2,257	12,983	15,240	14,691	549
Primary/Economy/Transmission	2,595	23,479	26,074	22,671	3,403
Secondary	3,314	23,845	27,159	26,861	298
Municipal/Lighting	616	4,275	4,891	4,957	(66)
Other	1,789	13,403	15,192	14,986	206
	$19,235	$ 112,820	$132,055	$126,722	$ 5,333

Average customers			256,817	252,944	3,873

The following table shows TNMP electric sales by customer class:

TNMP Electric Retail Sales

	Six Months Ended June 30,
	Post-Acquisition	Pre-Acquisition
	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	2004	Variance
	(Megawatt hours)
Residential	297,972	944,529	1,242,501	1,189,042	53,459
General Services	17,340	98,138	115,478	113,713	1,765
Primary/Economy/Transmission	145,458	1,018,791	1,164,249	1,037,488	126,761
Secondary	148,198	750,577	898,775	897,191	1,584
Municipal/Lighting	9,450	64,109	73,559	70,440	3,119
	618,418	2,876,144	3,494,562	3,307,874	186,688

(1) The acquisition was effective as of 8:00 AM Central Daylight Time on June 6, 2005.  As a result of the 8:00 AM Central Daylight Time closing, sales data is presented for pre-acquisition activity, from June 1 through June 6, 2005, and post-acquisition from June 6 through June 30, 2005.

The following table shows PNM gas revenues by customer and average customers:

PNM Gas Revenues

	Six Months Ended
	June 30,
	2005	2004	Variance
	(In thousands, except customers)
Residential	$151,619	$ 154,791	$(3,172)
Commercial	45,349	48,952	(3,603)
Industrial	925	1,290	(365)
Transportation*	7,117	7,943	(826)
Other	42,660	43,784	(1,124)
	$247,670	$256,760	$ (9,090)

Average customers	470,066	460,263	9,803

*Customer-owned gas.

The following table shows PNM gas throughput by customer class:

PNM Gas Throughput

	Six Months Ended
	June 30,
	2005	2004	Variance
	(Thousands of decatherms)
Residential	16,704	17,348	(644)
Commercial	5,885	6,273	(388)
Industrial	130	192	(62)
Transportation*	17,252	20,734	(3,482)
Other	5,985	7,135	(1,150)
	45,956	51,682	(5,726)

*Customer-owned gas.

The following table shows PNM wholesale revenues by customer class:

PNM Wholesale Revenues

	Six Months Ended
	June 30,
	2005	2004	Variance
	(In thousands)
Long-term contracts*	$ 75,372	$ 76,884	$ (1,512)
Forward sales*	79,593	75,390	4,203
Short-term sales	119,321	138,901	(19,580)
	$274,286	$291,175	$(16,889)

*Includes mark-to-market gains/(losses).

The following table shows PNM wholesale sales by customer class:

PNM Wholesale Sales

	Six Months Ended
	June 30,
	2005	2004	Variance
	(Megawatt hours)
Long-term contracts	1,288,885	1,432,810	(143,925)
Forward sales	1,525,945	1,553,960	(28,015)
Short-term sales	2,548,494	3,243,204	(694,710)
	5,363,324	6,229,974	(866,650)

Note:  For comparative purposes, wholesale revenues for the six months ended June 30, 2005 and 2004 have not been reclassified to a net margin basis in accordance with GAAP.  The impact would be to reduce the six months ended forward sales revenue by $11.7 million and $10.1 million, respectively.

The following table shows First Choice revenues by customer class and average customers:

First Choice Revenues

	Six Months Ended June 30,
	Post-Acquisition	Pre-Acquisition
	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	2004	Variance
	(In thousands, except customers)
Residential	$ 29,265	$ 98,161	$127,426	$118,508	$ 8,918
Mass-Market	6,615	31,048	37,663	48,336	(10,673)
Mid-Market	5,864	39,800	45,664	81,092	(35,428)
Other	1,287	7,402	8,689	9,361	(672)
	$ 43,031	$176,411	$219,442	$257,297	$(37,855)

Average customers			216,782	232,063	(15,281)

The following table shows First Choice sales by customer class:

First Choice Sales

	Six Months Ended June 30,
	Post-Acquisition	Pre-Acquisition
	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	2004	Variance
	(Megawatt hours)
Residential	246,332	847,503	1,093,835	1,111,856	(18,021)
Mass-Market	55,424	231,072	286,496	432,339	(145,843)
Mid-Market	67,420	462,490	529,910	1,202,442	(672,532)
Other	2,949	24,418	27,367	32,708	(5,341)
	372,125	1,565,483	1,937,608	2,779,345	(841,737)

(1) The acquisition was effective as of 8:00 AM Central Daylight Time on June 6, 2005.  As a result of the 8:00 AM Central Daylight Time closing, sales data is presented for pre-acquisition activity, from June 1 through June 6, 2005, and post-acquisition from June 6 through June 30, 2005.